Exhibit 10.2

PROMISSORY NOTE

U.S. $30,000,000.00	As of September 23, 2013

RECITALS

A.          TS New Bern, LLC, a Delaware limited liability company, successor by merger with Fountains at Newbern Station, LLC and Newbern Station Holdings, LLC, each a North Carolina limited liability company (together with its successors and permitted assigns, "Borrower"), having an address at 19950 West Country Club Drive, Suite 800, Aventura, Florida 33180 and NXT Capital, LLC, a Delaware limited liability company, its successors and assigns (collectively, "Lender") entered into that certain Loan Agreement of even date herewith (as amended, modified, restated, extended, supplemented or replaced from time to time, the "Loan Agreement").

B.          This Promissory Note (as amended, modified, restated, extended, supplemented or replaced from time to time, this "Note") is made by Borrower to evidence the Loan and is secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith encumbering, among other things, the property commonly described as Fountains at South End located in Charlotte, North Carolina. Except as otherwise set forth herein, payment of this Note is governed by the Loan Agreement, the terms of which are incorporated herein by express reference as if fully set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

THEREFORE, FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Lender the original principal amount of Thirty Million and No/100ths Dollars ($30,000,000.00) or so much thereof as may be advanced from time to time, together with all other amounts added thereto pursuant to this Note or otherwise payable to Lender under the Loan Documents, together with interest from the date hereof on the balance of principal from time to time outstanding, in United States currency, at the rates and at the times hereinafter described. Payments shall be made to Lender at the following address: Wells Fargo Wholesale Lockbox, Building 2C2, Lockbox #60253, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28262 (or such other address as Lender may hereinafter designate in writing to Borrower).

1.          Interest and Monthly Payments. All interest and principal shall be paid at the times and in the amounts as required by the Loan Agreement. If not sooner due and payable, the entire indebtedness evidenced by this Note shall be due and payable on the Maturity Date, or any earlier date on which such indebtedness may become due, whether by acceleration or otherwise.

2.          Prepayment. This Note may be prepaid only as provided in Section 2.6 of the Loan Agreement.

3.          Default. Upon the occurrence of an Event of Default the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

4.          General Provisions.

(a)          Writing. This Note may not be terminated or amended orally, but only by a termination signed by Lender or amendment in writing signed by Borrower and Lender.

(b)          Security, Application of Payments. This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payments will be applied as set forth in the Loan Agreement.

(c)          Binding on Successors; Joint and Several. This Note and all provisions hereof shall be binding upon Borrower and all persons claiming under or through Borrower, and shall inure to the benefit of Lender, together with its successors and assigns, including each owner and holder from time to time of this Note. The obligations of Borrower under the Note shall be joint and several obligations of Borrower and of each Borrower, if more than one, and of each Borrower's heirs, personal representatives, successors and assigns. The word "Lender", when used herein, shall include the successors and assigns of Lender named herein, and the holder or holders, from time to time, of the Note, including any Holder subject to a Co-Lender Agreement. Lender may from time to time, without the consent of Borrower, sell, transfer, pledge, assign, convey or syndicate this Note, the Loan and the Loan Documents (or any interest therein), and any and all servicing rights with respect thereto, and may grant participations in the Loan, delegate its duties and obligations under the Loan and the Loan Documents, split the Loan into multiple parts, or this Note into multiple component notes or tranches or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in rated or unrated public offerings or private placement. Borrower shall not assign or attempt to assign its rights under this Note or any of the other Loan Documents or the Loan or delegate or attempt to delegate any of its duties or obligations under this Note or any of the other Loan Documents or the Loan and any purported assignment or delegation shall be void.

(d)          Time of Essence. Time is of the essence as to all dates set forth herein.

(e)          Costs and Expenses. Borrower promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including all attorneys' fees and disbursements, as described in Article 8 of the Loan Agreement.

(f)          Governing Law; Severability. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS NOTE SHALL NOT AFFECT OR IMPAIR THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINDER OF THIS NOTE, AND TO THIS END, THE PROVISIONS OF THIS NOTE ARE DECLARED TO BE SEVERABLE.

(g)          Notices. Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW]

Borrower has delivered this Note as of the day and year first set forth above.

BORROWER:

TS NEW BERN, LLC, a Delaware limited liability company

By:	Trade Street Operating Partnership, LP, a Delaware limited partnership, its sole member

By:	Trade Street OP GP, LLC, a Delaware limited liability company, its general partner

By:	Trade Street Residential, Inc., a Maryland corporation, formerly known as Feldman Mall Properties, Inc., its sole member

By:	/s/ David Levin
Name: David Levin
Its: President

Signature Page to Promissory Note